BAIRD FUNDS, INC.
                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is entered into as of the ______ day of ____________, 2000 between Baird Funds, Inc., a Wisconsin corporation (the "Corporation") and Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Distributor").

                               W I T N E S S E T H

         WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Corporation is authorized to create separate series and classes thereof, each with its own separate investment portfolio (the "Funds"), and the beneficial interest in each such series and class thereof will be represented by a separate series, and class, of shares (the "Shares").

         WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

         WHEREAS, the Corporation desires to retain the Distributor as the principal distributor of Shares of certain Funds of the Corporation.

         NOW, THEREFORE, the Corporation and the Distributor mutually agree and promise as follows:

         1. APPOINTMENT OF THE DISTRIBUTOR; ACCEPTANCE OF APPOINTMENT. The Corporation hereby appoints the Distributor as its agent for the distribution of Shares for each of the Funds on whose behalf the Corporation executes an Exhibit to this Agreement in jurisdictions wherein the Shares may lawfully be offered for sale, and the Distributor, by execution of each such Exhibit, hereby accepts such appointment.

         2. EXCLUSIVE NATURE OF DISTRIBUTION SERVICES. The Distributor shall be the exclusive representative of the Corporation to act as the principal distributor of each Fund's Shares, except that the exclusive rights granted to the Distributor to sell Shares shall not apply to (i) Shares issued by the Corporation directly to Fund investors upon such terms and conditions and for such consideration, if any, as the Corporation may determine, whether in connection with the reinvestment of dividends or capital gains distributions or through the exercise of any exchange privilege, or otherwise, and (ii) purchases made by investors through Firstar Mutual Fund Services, L.L.C., the Corporation's transfer and dividend disbursing agent (the "Transfer Agent"), or any successor Transfer Agent, in the manner set forth in the Prospectuses of the Corporation. The term "Prospectuses" shall mean the Prospectuses and Statements of Additional Information included as part of the Corporation's Registration Statement, as such Registration Statement may be amended from time to time, and the term "Registration Statement" shall mean the Registration Statement on Form N-1A filed by the Corporation with the Securities and Exchange Commission (the "SEC") and effective under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as may be amended from time to time.

         3.  SERVICES OF THE DISTRIBUTOR.

         (a) DISTRIBUTION OF SHARES. The Distributor shall use its best efforts to solicit orders for the sale of such part of the authorized Shares of each Fund remaining unissued as from time to time shall be effectively registered under the 1933 Act, at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation, Bylaws and Registration Statement of the Corporation; provided, however, the Distributor is not obligated to sell any specific number of Shares. In addition, the Distributor shall undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

         (b) SELECTED DEALER AGREEMENTS. The Distributor may enter into selected dealer agreements with registered and qualified dealers and other financial institutions of its choice for the sale of Shares (the "Selected Dealers"), provided that the Corporation shall approve the form of such agreements and provided further that, in entering into any such agreement, the Distributor shall act only on its own behalf as principal and not as agent for the Corporation. Shares sold to Selected Dealers by the Distributor shall be for resale by such dealers only at the prices as set forth herein.

         (c) TRANSMISSION OF SALES ORDERS. The Distributor shall transmit any order received by it for the purchase of Shares to the Transfer Agent. Any order may be rejected by the Transfer Agent, upon instructions from the Corporation; provided, however that the Corporation will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Corporation will cause the Transfer Agent to confirm orders for Shares upon their receipt and make appropriate book entries therefor pursuant to the instructions of the Distributor. The Distributor shall cause payment for Shares and instructions as to book entries to be delivered promptly to the Transfer Agent. With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct the Transfer Agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to the registration of Shares in the names of investors and to confirm the issuance of such Shares to such investors. The Distributor is also authorized to instruct the Transfer Agent to receive payment directly from a Selected Dealer on behalf of the Distributor for the purchase price of the Shares. In such event, the Transfer Agent will obtain from the Selected Dealer and maintain a record of such registration and payments.

         (d) SUSPENSION OF SALES. The Distributor acknowledges that, whenever in the judgment of the Corporation's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, the Corporation's officers may decline to accept orders for, or make any sales of, Shares of a Fund or Funds until such time as those officers deem it advisable to accept such orders and to make such sales.

         (e) REDEMPTION OF SHARES. The Distributor is authorized, as agent for the Corporation, to repurchase Shares held in an investor's account with a Fund or Funds in accordance with applicable provisions in the Prospectus. The Distributor shall promptly transmit to the Transfer Agent of the Corporation, for redemption, all such orders for the repurchase of Shares. Payment for such Shares repurchased may be made by the Transfer Agent directly for the account of the investor and the Distributor shall, under no circumstances, be responsible for transmitting funds or crediting a client's account. The Distributor shall, however, be responsible for the accuracy of the instructions transmitted to the Transfer Agent in connection with all such repurchases. With respect to Shares tendered for redemption by any Selected Dealer on behalf of an investor, the Distributor is authorized to instruct the Transfer Agent to accept orders for redemption directly from the Selected Dealer on behalf of the Distributor and to instruct the Corporation to transmit payments for such redemptions directly to the Selected Dealer for the account of the investor and, in such circumstances, the Distributor shall be solely responsible for the transmission of funds or crediting of a client's account by the Selected Dealer. The Transfer Agent will obtain from the Selected Dealer and maintain a record of all such orders.

         (f) RULE 12B-1 PLAN REPORTS. In connection with the distribution services provided hereunder and with respect to the Rule 12b-1 Plan (the "Rule 12b-1 Plan") adopted by the Corporation on behalf of the Investor Class of each of the Funds, the Distributor shall provide the Corporation such information as may be reasonably requested concerning the Distributor's activities and the costs incurred in performing such activities with respect to the Funds.

         (g) EXCLUSIVE SERVICES. The services of the Distributor hereunder are not exclusive, it being understood that the Distributor may act as principal distributor for other registered investment companies. It is also understood, however, that the Selected Dealers may sell shares for other registered investment companies in addition to the Corporation.

         (h) USE OF UNAUTHORIZED INFORMATION. Neither the Distributor nor any Selected Dealer shall give any information or make any representations, other than those contained in the Registration Statement and any sales literature specifically approved by officers of the Corporation.

         (i) COMPLIANCE WITH APPLICABLE LAW. The Distributor will in all material respects conform its activities hereunder to the requirements of applicable state and federal laws and all applicable rules of the NASD. In addition, the Distributor will observe and be bound by all the provisions of the Corporation's Articles of Incorporation, Bylaws and Registration Statement which at any time in any way require, limit, restrict, or prohibit or otherwise regulate any action on the part of the Distributor.

         4.  PRICE OF SHARES.

         (a) SALES. Shares offered for sale or sold by the Distributor or any Selected Dealer for the account of a Fund shall be so offered or sold at a price per Share determined in accordance with the Prospectus relating to the sale of such Shares. The price the Corporation shall receive for any Shares purchased by an investor from the Corporation through the Distributor or a Selected Dealer shall be the net asset value (the "NAV") used in determining the public offering price applicable to the sale of such Shares, as calculated in the manner set forth in the Prospectuses. Any excess amounts paid by an investor for the purchase of Shares shall be allocated as set forth in Paragraph 6(a) below.

         (b) REDEMPTIONS. Shares tendered for redemption by the Distributor or a Selected Dealer on behalf of an investor shall be redeemed in accordance with the applicable provisions as set forth in the relevant Prospectus at a price equal to the NAV of the Fund as determined in accordance with the procedures set forth in that Prospectus.

         5.  DUTIES OF THE CORPORATION.

         (a) REGISTRATION OF SHARES WITH SEC. The Corporation agrees that it will use its best efforts to keep effectively registered under the 1933 Act for sale as herein contemplated such Shares as the Distributor shall reasonably request and as the SEC shall permit to be so registered.

         (b) QUALIFICATION OF SHARES WITH STATES; REGISTRATION OF CORPORATION. The Corporation agrees to execute any and all documents, furnish any and all information and take any other actions which may be reasonably necessary in connection with the qualification of Shares for sale, including the qualification of the Corporation as a broker or dealer where necessary or advisable, in such states as the Distributor may reasonably request (it being understood that the Corporation shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

         (c) AVAILABLE INFORMATION. At the expense of the Distributor, the Corporation shall furnish to the Distributor copies of all information, financial statements, annual and interim reports, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.

         6.  PAYMENTS TO THE DISTRIBUTOR.

         (a) RULE 12B-1 FEE. Pursuant to the terms of the Rule 12b-1 Plan, the Corporation shall pay the Distributor the amounts specified under the Rule 12b-1 Plan for the services provided by the Distributor under the Plan or for expenses incurred in connection therewith. The Distributor may pay all or a portion of this fee to Selected Dealers or any other qualified persons who render assistance in distributing or promoting the sale of Shares pursuant to a written agreement, provided the form of such agreement shall be approved by the Corporation and provided further that in entering into any such agreement, the Distributor shall act only on its own behalf as principal and not as agent for the Corporation. To the extent such fee is not paid to such persons, the Distributor may use the fee for its own distribution and shareholder servicing expenses incurred in connection with its services to the Corporation hereunder to the extent specified under the Rule 12b-1 Plan.

         7.  EXPENSES.

         (a) PAYABLE BY THE CORPORATION. The Corporation shall bear the expenses of (i) registering the Shares under the 1933 Act, (ii) qualifying or continuing the qualification of Shares for sale under the laws of such states as may be designated by the Distributor under the conditions herein specified, (iii) qualifying or continuing the qualification of the Corporation as a broker or dealer under the laws of such states as may be designated by the Distributor under the conditions herein specified, and (iv) issuing Shares, such as issue taxes and fees of the transfer agent.

         (b) PAYABLE BY THE DISTRIBUTOR. Other than the expenses payable by the Corporation as set forth in paragraph 7(a) above or as otherwise provided herein, the Distributor shall bear all expenses incident to the sale and distribution of the Shares issued or sold hereunder, including, without limitation, (i) any sales commissions or other expenses payable to Selected Dealers and others for their services in connection with the sale of Shares,
(ii) the expenses of printing and distributing Prospectuses and any other literature, advertising and selling aids used in connection with the offering of Shares for sale (except that such expenses shall not include expenses incurred by the Corporation in connection with the preparation, printing and distribution of any prospectus, report or other communication to holders of Shares in their capacity as such), and (iii) the expenses of advertising in connection with the offering of Shares. In addition, so long as the Rule 12b-1 Plan continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts the Distributor and any Selected Dealer or other person are entitled to receive from the Corporation under such plan.

         8.  INDEMNIFICATION.

         (a) BY THE CORPORATION. The Corporation agrees to indemnify the Distributor and its officers, directors and controlling persons (within the meaning of the federal securities laws), and the officers and directors of its controlling persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained by any of the indemnitees as a result of
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement with respect to the Shares, (ii) any omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements in any of them not misleading, or (iii) the Corporation's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties and obligations hereunder; PROVIDED, HOWEVER, that the Corporation shall not be required to indemnify the Distributor or any of its officers, directors or controlling persons, or the officers and directors of its controlling persons, for any liability or expenses arising out of or based upon any statements or representations made by the Distributor or its agents other than such statements or representations as are contained in the Registration Statement with respect to the Shares (other than statements or omissions relating to the Distributor) and in such other financial and other statements as are furnished to the Distributor pursuant to paragraph 5(c) hereof.

         (b) BY THE DISTRIBUTOR. The Distributor agrees to indemnify the Corporation and its officers, directors and controlling persons (within the meaning of the federal securities laws) for any liability and expenses, including reasonable attorneys' fees, which may be sustained by any of the indemnitees as a result of (i) any alleged or actual material misrepresentation or omission by the Distributor or its agents, or (ii) the Distributor's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties and obligations hereunder.

         9.  DURATION AND TERMINATION.

         (a) DURATION. This Agreement shall become effective for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund for two years from the date of this Agreement and thereafter for successive periods of one year, subject to the provisions for termination and all other terms and conditions hereof, if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for that purpose or (ii) by a vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund. If a Fund is added after the first approval as described above, this Agreement will be effective as to that Fund upon execution of the applicable Exhibit and will continue in effect until the next annual approval of this Agreement by the Board of Directors of the Corporation or Fund shareholders and thereafter for successive periods of one year, subject to approval as described above.

         (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without penalty, by the Board of Directors of the Corporation or by the shareholders of a Fund acting by the vote of at least "a majority of its outstanding voting securities" (as that phrase is defined in Section 2(a)(42) of the 1940 Act), or by the Distributor, in each case, on not more than 60 days' written notice to the other party. In addition, this Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).

         10. NOTICE. Any notice under this Agreement shall be in writing, delivered or mailed, postage prepaid, or transmitted by facsimile with acknowledgment of receipt, to the other party at such party's principal place of business, which may from time to time be changed by one party by notice to the other party.

         11.  MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, as amended, or any rule or order of the SEC under such Acts or any rule of the NASD.

         (b) CAPTIONS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         This Agreement will become binding on the parties hereto upon their execution of the Exhibits to this Agreement.

MW422077_2.DOC







                                    EXHIBIT A
                                     to the
                             Distribution Agreement

                           BAIRD SHORT-TERM BOND FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------

                                                   [INSERT NAME AND TITLE]





                                    EXHIBIT B
                                     to the
                             Distribution Agreement

                          BAIRD INTERMEDIATE BOND FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]




                                    EXHIBIT C
                                     to the
                             Distribution Agreement

                              BAIRD CORE BOND FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                 [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------
                                                 [INSERT NAME AND TITLE]




                                    EXHIBIT D
                                     to the
                             Distribution Agreement

                     BAIRD INTERMEDIATE MUNICIPAL BOND FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]




                                    EXHIBIT E
                                     to the
                             Distribution Agreement

                            BAIRD HORIZON GROWTH FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]







                                    EXHIBIT F
                                     to the
                             Distribution Agreement

                            BAIRD AGGREGATE BOND FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this ______ day of _______________, 2000.


                                                     THE CORPORATION:

                                                     BAIRD FUNDS, INC.



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]

                                       THE DISTRIBUTOR:

                                       ROBERT W. BAIRD & CO. INCORPORATED



                                       By:--------------------------------------
                                                  [INSERT NAME AND TITLE]